Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES
REPORTS RESULTS FOR THE FOURTH QUARTER AND FULL YEAR ENDED DECEMBER 31, 2010

Full Year Net Income attributable to CME of US$ 100.2 million

FOURTH QUARTER
- Net Revenues of US$ 257.4 million -
- OIBDA of US$ 64.8 million -

FULL YEAR
- Net Revenues of US$ 737.1 million -
- OIBDA of US$ 107.3 million -

HAMILTON, BERMUDA, February 23, 2011 – Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three months and full year ended December 31, 2010.

Net revenues for the fourth quarter of 2010 increased US$ 23.0 million to US$ 257.4 million, compared to the fourth quarter of 2009. OIBDA¹ for the quarter increased US$ 20.4 million to US$ 64.8 million.   Operating income for the quarter increased US$ 17.6 million to US$ 41.9 million. Net loss attributable to the shareholders of CME for the quarter was US$ 26.1 million compared to a loss of US$ 55.3 million for the fourth quarter 2009. Fully diluted loss per share for the quarter improved US$ 0.48 to US$ (0.41).  Results for the fourth quarter of 2010 include the Media Pro Entertainment and bTV businesses acquired by CME in December 2009 and April 2010, respectively, and exclude CME’s former Ukraine operations which were disposed of in April 2010.

Net revenues for the full year ended December 31, 2010 were US$ 737.1 million and OIBDA was US$ 107.3 million.  Operating income for the full year was US$ 22.9 million. Net income attributable to the shareholders of CME for the full year was US$ 100.2 million, and fully diluted income per share was US$ 1.57.

Adrian Sarbu, President and Chief Executive Officer of CME, commented: “In the fourth quarter our sales and OIBDA increased as a result of the restructuring of our broadcasting business and the start of recovery in certain markets. 2010 was our first year of operating as a fully vertically integrated media company. We now run six leading broadcast operations, an integrated content division, Media Pro Entertainment, and a rapidly growing New Media segment.  In 2011 we expect all our markets to recover. Our priority is to deliver growth in revenues, OIBDA and free cash flow.”

– continued –

1 OIBDA is Operating Income before Depreciation and Amortization, which is equivalent to our former definition of EBITDA, as defined in ‘Segment Data’ below. Consolidated OIBDA, which is set out here, is equal to the OIBDA for each of our segments less central costs (which include non-cash stock-based compensation). We define OIBDA margin as the ratio of OIBDA to Net Revenues.

Consolidated Results for the Three Months Ended December 31, 2010

Net revenues for the three months ended December 31, 2010 increased by 9.8% to US$ 257.4 million from US$ 234.4 million for the three months ended December 31, 2009.  Operating income for the quarter was US$ 41.9 million compared to US$ 24.3 million for the three months ended December 31, 2009.  Net loss attributable to the shareholders of CME for the quarter was US$ 26.1 million compared to a loss of US$ 55.3 million for the three months ended December 31, 2009.  Fully diluted loss per share for the three months ended December 31, 2010 improved US$ 0.48 to US$ (0.41).

OIBDA for the three months ended December 31, 2010 increased to US$ 64.8 million from US$ 44.4 million in the three months ended December 31, 2009. OIBDA margin for the three months ended December 31, 2010 was 25.2% compared to 18.9% in the three months ended December 31, 2009.

Headline Consolidated Results for the three months ended December 31, 2010 and 2009 were:

	RESULTS
	For the Three Months Ended December 31, (US $000’s)
	2010	2009	$ change	% change
Net revenues	$257,413	$234,423	$22,990	9.8%
OIBDA	64,776	44,409	20,367	45.9%
Operating income	41,903	24,288	17,615	72.5%
Net loss attributable to CME Ltd.	(26,116)	(55,250)	29,134	52.7%
Fully diluted net loss per share	$(0.41)	$(0.89)	$0.48	53.9%

Consolidated Results for the Full Year Ended December 31, 2010

Net revenues for the full year ended December 31, 2010 increased by 8.1% to US$ 737.1 million from US$ 681.9 million for the full year ended December 31, 2009.  Operating income for the period was US$ 22.9 million compared to a loss of US$ 39.0 million for the full year ended December 31, 2009.  Net income attributable to the shareholders of CME for the period was US$ 100.2 million compared to a net loss of US$ 97.2 million for the full year ended December 31, 2009.  Fully diluted income per share for the full year ended December 31, 2010 was US$ 1.57, an increase of US$ 3.36 compared to the full year ended December 31, 2009.  2010 results included a gain on the disposal of our former operations in Ukraine, which have been treated as discontinued operations for all periods presented, of US$ 217.6 million.

OIBDA for the full year ended December 31, 2010 decreased to US$ 107.3 million from US$ 115.4 million in the full year ended December 31, 2009. OIBDA margin for the full year ended December 31, 2010 was 14.6% compared to 16.9% in the full year ended December 31, 2009.

Headline results for the full year ended December 31, 2010 and 2009 were:

	RESULTS
	For the Full Year Ended December 31, (US $000’s)
	2010	2009	$ change	% change
Net revenues	$737,134	$681,945	$55,189	8.1%
OIBDA	107,323	115,374	(8,051)	(7.0)%
Operating income / (loss)	22,877	(38,971)	61,848	158.7%
Net income / (loss) attributable to CME Ltd.	100,175	(97,157)	197,332	Nm1
Fully diluted net income / (loss) per share	$1.57	$(1.79)	$3.36	187.7%
1 Number is not meaningful.

Segment Results

We evaluate the performance of our operations based on Net Revenues and OIBDA.

Our Net Revenues and Consolidated OIBDA for the three months ended December 31, 2010 and 2009 were:

	SEGMENT RESULTS
	For the Three Months Ended December 31, (US $000's)
	2010	2009	$ change	% change
Broadcast	$241,172	$228,099	$13,073	5.7%
Media Pro Entertainment	47,929	42,271	5,658	13.4%
New Media	4,132	3,489	643	18.4%
Intersegment revenues	(35,820)	(39,436)	3,616	9.2%
Net Revenues	$257,413	$234,423	$22,990	9.8%

Broadcast	$77,502	$57,574	$19,928	34.6%
Media Pro Entertainment	1,058	3,484	(2,426)	(69.6)%
New Media	(173)	(2,341)	2,168	92.6%
Central	(12,939)	(13,975)	1,036	7.4%
Elimination	(672)	(333)	(339)	(101.8)%
Consolidated OIBDA	$64,776	$44,409	$20,367	45.9%

Our Net Revenues and Consolidated OIBDA for the full year ended December 31, 2010 and 2009 were:

	SEGMENT RESULTS
	For the Full Year Ended December 31, (US $000's)
	2010	2009	$ change	% change
Broadcast	$690,727	$669,066	$21,661	3.2%
Media Pro Entertainment	140,797	107,683	33,114	30.8%
New Media	11,193	9,935	1,258	12.7%
Intersegment revenues	(105,583)	(104,739)	(844)	(0.8)%
Net Revenues	$737,134	$681,945	$55,189	8.1%

Broadcast	$164,415	$154,971	$9,444	6.1%
Media Pro Entertainment	(3,005)	7,538	(10,543)	(139.9)%
New Media	(6,542)	(8,651)	2,109	24.4%
Central	(44,062)	(38,151)	(5,911)	(15.5)%
Elimination	(3,483)	(333)	(3,150)	Nm1
Consolidated OIBDA	$107,323	$115,374	$(8,051)	(7.0)%
1 Number is not meaningful.

CME will host a teleconference and video webcast to discuss its fourth quarter and full year results on Wednesday, February 23, 2011 at 9:00 a.m. New York time (2:00 p.m. London time and 3:00 p.m. Prague time). The video webcast and teleconference will refer to presentation slides which will be available on CME’s website at www.cetv-net.com prior to the call.

To access the teleconference, U.S. and international callers may dial +1 785-424-1051 ten minutes prior to the start time and reference passcode 7CETVQ4.  The conference call will be video webcasted live via www.cetv-net.com.

The video webcast and a digital audio replay in MP3 format will be available for two weeks following the call at www.cetv-net.com.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in CME’s Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the Securities and Exchange Commission on February 23, 2011. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the Securities and Exchange Commission on February 23, 2011.

We make available free of charge on our website at www.cetv-net.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a vertically integrated media company operating a leading broadcast, content and new media business in six Central and Eastern European countries with an aggregate population of approximately 50 million people. CME’s television stations are located in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action and Ring.bg), Croatia (Nova TV and Doma), the Czech Republic (TV Nova, Nova Cinema, Nova Sport and MTV Czech), Romania (PRO TV, PRO TV International, Acasa, PRO Cinema, Sport.ro and MTV Romania), the Slovak Republic (TV Markíza and Doma) and Slovenia (POP TV, Kanal A and POP Brio). CME is traded on the NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cetv-net.com or contact:

Romana Wyllie Vice President of Corporate Communications Central European Media Enterprises +420 242 465 525 romana.wyllie@cme-net.com

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)
	For the Three Months Ended December 31,
	2010	2009
Net revenues	$257,413	$234,423
Operating expenses:
Operating costs	39,513	32,666
Cost of programming	121,693	119,737
Depreciation of property, plant and equipment	13,885	14,811
Amortization of broadcast licenses and other intangibles	7,297	5,129
Cost of revenues	182,388	172,343
Selling, general and administrative expenses (including non-cash stock based compensation of US$ 1.8 million and US$ 1.6 million in the three months ended December 31, 2010 and 2009, respectively)	32,725	37,792
Impairment charge	397	-
Operating income	41,903	24,288
Interest expense, net	(38,701)	(44,025)
Foreign currency exchange loss, net	(28,872)	(33,002)
Change in fair value of derivatives	3,425	5,759
Other income	557	1,139
Loss from continuing operations before tax	(21,688)	(45,841)
Provision for income taxes	(3,754)	(4,439)
Loss from continuing operations	(25,442)	(50,280)
Discontinued operations, net of tax	-	(8,399)
Loss from discontinued operations	-	(8,399)
Net loss	(25,442)	(58,679)
Net (income) / loss attributable to noncontrolling interests	(674)	3,429
Net loss attributable to CME Ltd.	$(26,116)	$(55,250)

PER SHARE DATA:
Net loss per share
Continuing operations attributable to CME Ltd. – Basic and diluted	$(0.41)	$(0.76)
Discontinued operations attributable to CME Ltd. – Basic and diluted	-	(0.13)
Net loss attributable to CME Ltd – Basic and diluted	$(0.41)	$(0.89)

Weighted average common shares used in computing per share amounts (000’s):
Basic	64,358	61,887
Diluted	64,358	61,887

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(US$ 000’s, except share and per share data)

	For the Full Year Ended December 31,
	2010	2009
Net revenues	$737,134	$681,945
Operating expenses:
Operating costs	123,339	116,575
Cost of programming	390,303	341,201
Depreciation of property, plant and equipment	54,415	51,591
Amortization of broadcast licenses and other intangibles	25,987	19,919
Cost of revenues	594,044	529,286
Selling, general and administrative expenses (including non-cash stock based compensation of US$ 6.8 million and US$ 6.2 million in the full years ended December 31, 2010 and 2009, respectively)	119,816	109,787
Impairment charge	397	81,843
Operating income / (loss)	22,877	(38,971)
Interest expense, net	(131,267)	(112,895)
Foreign currency exchange (loss) / gain, net	(5,030)	82,920
Change in fair value of derivatives	1,164	1,315
Other income	357	1,385
Loss from continuing operations before tax	(111,899)	(66,246)
Provision for income taxes	(5,025)	(4,737)
Loss from continuing operations	(116,924)	(70,983)
Discontinued operations, net of tax	(3,922)	(36,824)
Gain on disposal of discontinued operations	217,619	-
Income / (loss) from discontinued operations	213,697	(36,824)
Net income / (loss)	96,773	(107,807)
Net loss attributable to noncontrolling interests	3,402	10,650
Net income / (loss) attributable to CME Ltd.	$100,175	$(97,157)

PER SHARE DATA:
Net income / (loss) per share
Continuing operations attributable to CME Ltd. – Basic and diluted	$(1.77)	$(1.11)
Discontinued operations attributable to CME Ltd. – Basic and diluted	3.34	(0.68)
Net income / (loss) attributable to CME Ltd – Basic and diluted	$1.57	$(1.79)

Weighted average common shares used in computing per share amounts (000’s):
Basic	64,029	54,344
Diluted	64,029	54,344

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED BALANCE SHEETS
(US$ 000’s)

	December 31, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$244,050	$445,954
Other current assets	368,035	349,158
Assets held for sale	-	86,349
Total current assets	612,085	881,461
Property, plant and equipment, net	250,902	274,710
Goodwill and other intangible assets, net	1,816,943	1,489,516
Other non-current assets	260,620	227,100
Total assets	$2,940,550	$2,872,787
LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$224,058	$199,175
Current portion of long-term debt and other financing arrangements	13,562	117,910
Liabilities held for sale	-	22,193
Other current liabilities	5,456	12,840
Total current liabilities	243,076	352,118
Long-term portion of long-term debt and other financing arrangements	1,346,222	1,259,958
Other non-current liabilities	103,500	88,871
Total liabilities	1,692,798	1,700,947

EQUITY
Common Stock	5,149	5,083
Additional paid-in capital	1,377,803	1,410,587
Accumulated deficit	(233,818)	(333,993)
Accumulated other comprehensive income	77,745	95,912
Total CME Ltd. shareholders’ equity	1,226,879	1,177,589
Noncontrolling interests	20,873	(5,749)
Total equity	1,247,752	1,171,840
Total liabilities and equity	$2,940,550	$2,872,787

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED SUMMARIZED STATEMENTS OF CASH FLOWS
(US$ 000’s, except share and per share data)

	For the Full Year Ended December 31,
	2010	2009
Net cash (used in) / generated from continuing operating activities	$(49,614)	$7,190
Net cash used in continuing investing activities	(456,770)	(75,129)
Net cash received from financing activities	7,338	475,027
Net cash used in discontinued operations – operating activities	(5,921)	(39,855)
Net cash generated from / (used in) discontinued operations – investing activities	307,790	(1,982)
Net cash used in discontinued operations – financing activities	-	(22,224)
Impact of exchange rate fluctuations on cash	(4,727)	8,504
Net (decrease) / increase in cash and cash equivalents	$(201,904)	$351,531

Net cash (used in) / generated from continuing operating activities	$(49,614)	$7,190
Capital expenditure, net of proceeds from disposal	(45,872)	(47,069)
Free cash flow	$(95,486)	$(39,879)

Supplemental disclosure of cash flow information:
Cash paid for interest	$100,901	$61,940
Cash paid for income taxes (net of refunds)	$14,714	$28,440

Segment Data

Since January 1, 2010, we have managed our business on a divisional basis, with three operating segments which are also reportable segments: Broadcast, New Media and Media Pro Entertainment, our content division.

We evaluate the performance of our segments based on Net Revenues and OIBDA. OIBDA, which includes program rights amortization costs, is determined as operating income / (loss) before depreciation and amortization of intangible assets. In the past, our definition of EBITDA excluded foreign currency exchange gains and losses and changes in the fair value of derivatives.  In effect, the amount arrived at by excluding those two items as well as interest and taxes from earnings is equal to OIBDA.  Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their OIBDA, include stock-based compensation and certain unusual or infrequent items (e.g., impairments of assets or investments).  We believe OIBDA is useful to investors because it provides a more meaningful representation of our performance as it excludes certain items that either do not impact our cash flows or the operating results of our operations.  OIBDA is also used as a component in determining management bonuses. Intersegment revenues and profits have been eliminated in consolidation.  OIBDA may not be comparable to similar measures reported by other companies.

Below are tables showing each of our Net Revenues and OIBDA by segment for the three months and full year ended December 31, 2010 and 2009, together with a reconciliation of OIBDA to our Consolidated Statement of Operations:

(US $000'S)	For the Three Months Ended December 31,		For the Full Year Ended December 31,
	2010	2009	2010	2009
Net Revenues
Broadcast:
Bulgaria	$29,313	$1,120	$61,753	$3,517
Croatia	16,659	17,718	51,350	48,543
Czech Republic	91,878	92,782	265,018	271,733
Romania	48,241	55,484	157,416	175,409
Slovak Republic	31,532	38,962	90,391	106,479
Slovenia	23,549	22,033	64,799	63,385
Total Broadcast	241,172	228,099	690,727	669,066
Media Pro Entertainment	47,929	42,271	140,797	107,683
New Media	4,132	3,489	11,193	9,935
Intersegment revenues	(35,820)	(39,436)	(105,583)	(104,739)
Total Net Revenues	$257,413	$234,423	$737,134	$681,945

(US $000'S)	For the Three Months Ended December 31,		For the Full Year Ended December 31,
	2010	2009	2010	2009
OIBDA
Broadcast:
Bulgaria	$9,049	$(15,284)	$(2,071)	$(44,471)
Croatia	948	1,491	2,368	634
Czech Republic	48,371	47,794	122,818	130,739
Romania	6,408	9,791	25,997	39,935
Slovak Republic	3,954	6,663	(1,001)	14,965
Slovenia	9,578	7,844	18,427	15,579
Divisional operating costs	(806)	(725)	(2,123)	(2,410)
Total Broadcast	77,502	57,574	164,415	154,971
Media Pro Entertainment	1,058	3,484	(3,005)	7,538
New Media	(173)	(2,341)	(6,542)	(8,651)
Central	(12,939)	(13,975)	(44,062)	(38,151)
Elimination	(672)	(333)	(3,483)	(333)
Total OIBDA	$64,776	$44,409	$107,323	$115,374

(US $000's) Reconciliation to Consolidated Statement of Operations:	For the Three Months Ended December 31,		For the Full Year Ended December 31,
	2010	2009	2010	2009

Total OIBDA	$64,776	$44,409	$107,323	$115,374
Depreciation of property, plant and equipment	(15,179)	(14,992)	(58,062)	(52,583)
Amortization of intangible assets	(7,297)	(5,129)	(25,987)	(19,919)
Impairment charge	(397)	-	(397)	(81,843)
Operating income / (loss)	41,903	24,288	22,877	(38,971)
Interest expense, net	(38,701)	(44,025)	(131,267)	(112,895)
Foreign currency exchange (loss) / gain, net	(28,872)	(33,002)	(5,030)	82,920
Change in fair value of derivatives	3,425	5,759	1,164	1,315
Other income	557	1,139	357	1,385
Provision for income taxes	(3,754)	(4,439)	(5,025)	(4,737)
Loss from continuing operations	$(25,442)	$(50,280)	$(116,924)	$(70,983)